News Release From Nuance Communications
FINAL DRAFT

Contacts:

For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com
Nuance Announces Fourth Fiscal Quarter 2007 Results
Strong Demand for Speech Solutions, Continued Operational Performance
and Synergies from Acquisitions Fuel Results above Expectations
BURLINGTON, Mass., November 15, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the fourth fiscal quarter ended September 30, 2007.
Nuance reported revenues of $179.9 million in the quarter ended September 30, 2007, a 40 percent increase over revenues of $128.1 million in the quarter ended September 30, 2006. On a GAAP basis, Nuance recognized a net loss of $3.4 million, or $(0.02) per share, in the quarter ended September 30, 2007, compared with a net loss of $7.2 million, or $(0.04) per share, in the quarter ended September 30, 2006.
In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of approximately $187.2 million, up 41 percent from the same period last year. Using a non-GAAP measure, Nuance reported non-GAAP net income of $37.0 million, or $0.18 per diluted share, for the period ending September 30, 2007, compared to non-GAAP net income of $26.3 million, or $0.14 per diluted share, in the quarter ended September 30, 2006.
These GAAP figures exclude revenues lost to purchase accounting in conjunction with the Company’s acquisition of BeVocal, Inc., VoiceSignal Technologies, Inc. and Tegic Communications. The non-GAAP net income amount excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance ended 2007 on a particularly high note, delivering robust performance in several major product areas and producing strong organic revenue growth,” said Paul Ricci, chairman and CEO of Nuance. “Our results in the fourth quarter reflect favorable trends and momentum the Company experienced throughout 2007. In particular, we have witnessed strong demand from customers and partners across our diverse speech markets, improved operational performance through expense discipline and operating leverage, and enjoyed strategic and operational synergies from recent acquisitions. Combined, these factors delivered results for the quarter and the year above expectations and positioned Nuance for continued achievement in 2008.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Enterprise Speech — Network enterprise speech revenues were a record, up sequentially and year-over-year owing to growing demand for speech solutions across multiple customer segments including telecommunications, financial services and consumer products and services. In the quarter, Nuance announced new offerings for customer care analytics, which are important contributors to speech-based automation and customer satisfaction. Significant agreements were signed with both new and existing customers including AT&T, Bank of America, State of New Jersey, Telenor and Wellpoint. Organic revenue growth for Nuance’s enterprise speech solutions was up again this quarter at 26 percent over the same period last year.

•	Embedded Speech — Nuance embedded speech revenues exceeded $25 million, including revenues from the VoiceSignal and Tegic acquisitions. Important new or expanded relationships in the quarter with manufacturers include Bosch-Blaupunkt, Denso, Magellan, Mitec, Samsung and TomTom. On August 24, 2007, Nuance closed the acquisitions of Tegic and VoiceSignal, expanding the Company’s embedded technologies and solutions for mobile devices.

•	Mobile Search and Communications — Nuance expanded its voice search and mobile communications offerings through agreements with a large Asian telecommunications company and one of the world’s largest mobile navigation providers. The Company entered into the early stages of a partnership with another Internet search firm for the application of mobile search in consumer markets. Within its directory assistance business, the Company benefited from record automation rates with Jingle Networks (1-800-FREE411), new markets for AT&T’s 1-800-YellowPages service and contributions from Say Hello and Telstra. The Company also made significant progress with Nuance Voice Control, signing its first Healthcare edition customer, launching speech-based GPS search capabilities and delivering pre-loaded software on Sprint’s Palm Centro devices.

•	Healthcare Dictation and Transcription — Dictaphone healthcare revenues in the quarter were at record levels, surpassing $61 million, as the demand for Nuance’s dictation and transcription solutions within healthcare facilities continued to grow. The Company sustained strong interest and revenue growth for its iChart hosted transcription services, signing several multi-million dollar, extended-term contracts in the quarter with new and existing customers that include Columbus Regional, Mercy Hospital and San Louis Medical Center.

•	PDF and Imaging Solutions —The launch of OmniPage 16 contributed to strong year-end performance for Nuance’s imaging solutions. Important customer and OEM agreements for both new and expanded deployments included Dell, the U.S. Department of Veteran Affairs, EMC, Federal Bureau of Investigation and HP.

•	Operational Achievement — Nuance sustained a focus on disciplined acquisition integration, cost synergies and expense controls, which resulted in improvements and leverage in its non-GAAP operating margins. In addition, cash flow from operations was approximately $18.5 million in the fourth quarter 2007. Cash flow from operations for the fiscal year 2007 was $110.2 million, up 73 percent over the fiscal year 2006.
Nuance to Host Quarterly Conference Call at 8:30 a.m. Today In conjunction with the announcement, Nuance will broadcast its quarterly conference call over the Internet at 8:30 a.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1766 or (612) 234-9960 five minutes prior to the call and referencing conference code 894553. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 894553.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, iChart and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, opportunities provided by the acquisitions of VoiceSignal and Tegic and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10 K/A for the fiscal year ended September 30, 2006 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the audit of our fiscal 2007 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarters and years ended September 30, 2006 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisitions of Dictaphone, BeVocal, VoiceSignal and Tegic that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for employees of acquired businesses. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	Sept 30,		Sept 30,
	2007	2006	2007	2006
Product and licensing	$90,916	$73,554	$311,848	$235,825
Professional services, subscription and hosting	55,442	26,249	165,519	81,320
Maintenance and support	33,516	28,329	124,629	71,365

Total revenue	179,874	128,132	601,996	388,510

Costs and expenses:
Cost of product and licensing	11,429	11,443	43,162	29,733
Cost of professional services, subscription and hosting	38,789	20,607	114,248	62,752
Cost of maintenance and support	6,959	6,074	27,471	15,647
Cost of revenue from amortization of intangible assets	3,881	5,492	13,090	12,911

Total costs of revenue	61,058	43,616	197,971	121,043

Gross Margin	118,816	84,516	404,025	267,467

Research and development	26,287	17,888	80,035	59,404
Selling and marketing	52,515	38,253	184,969	128,411
General and administrative	22,872	14,772	75,502	55,343
Amortization of other intangible assets	7,983	6,811	24,596	17,172
Restructuring and other charges	—	—	(54)	(1,233)

Total operating expenses	109,657	77,724	365,048	259,097

Income (loss) from operations	9,159	6,792	38,977	8,370

Other income (expense), net	(9,816)	(7,389)	(30,492)	(15,441)

Income (loss) before income taxes	(657)	(597)	8,485	(7,071)

Provision for income taxes	2,760	6,620	22,500	15,144

Loss before cumulative effect of accounting change	(3,417)	(7,217)	(14,015)	(22,215)
Cumulative effect of accounting change	—	—	—	(672)

Net Loss	$(3,417)	$(7,217)	$(14,015)	$(22,887)

Net Loss per share: basic & fully diluted	$(0.02)	$(0.04)	$(0.08)	$(0.14)

Weighted average common shares outstanding:
Basic	185,145	168,244	176,424	163,873

Fully Diluted	185,145	168,244	176,424	163,873

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	Sept 30,		Sept 30,
	2007	2006	2007	2006
GAAP total revenue	$179,874	$128,132	$601,996	$388,510
Purchase accounting adjustment — revenue	7,327	5,028	11,680	12,921

Total Non-GAAP revenue	$187,201	$133,160	$613,676	$401,431

GAAP net loss	$(3,417)	$(7,217)	$(14,015)	$(22,887)
Cost of revenue from amortization of intangible assets	3,881	5,492	13,090	12,911
Amortization of other intangible assets	7,983	6,811	24,596	17,172
Non-cash stock based compensation (1)	15,056	7,345	48,135	22,537
Non-cash interest expense	1,125	1,078	4,009	3,958
Restructuring and other charges	—	—	(54)	(1,233)
Non-cash taxes	1,260	5,386	17,237	10,974
Purchase accounting adjustment — cost of revenue (3)	(568)	(1,054)	(1,384)	(3,040)
Purchase accounting adjustment — revenue (3)	7,327	5,028	11,680	12,921
Acquisition related transition and integration costs (2)	4,325	3,326	9,566	14,320

Non-GAAP net income	$36,972	$26,280	$112,860	$67,633

Non-GAAP net income diluted:	$0.18	$0.14	$0.57	$0.37

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	185,145	168,244	176,424	163,873

Fully Diluted	206,330	181,167	195,832	179,561

	Three months ended		Twelve months ended
	Sept 30,		Sept 30,
(1) Non-cash stock based compensation	2007	2006	2007	2006
Cost of product and licensing	$3	$24	$18	$88
Cost of maintenance and support	250	228	966	525
Cost of professional services, subscription and hosting	1,404	674	3,816	1,873
Research and development	2,248	1,422	7,160	4,578
Selling and marketing	6,653	2,496	20,293	7,332
General and administrative	4,498	2,501	15,882	7,469
Cumulative effect of accounting change	—	—	—	672

Total	$15,056	$7,345	$48,135	$22,537

(2) Acquisition related transition and integration costs
Cost of product and licensing	$5	$25	$31	$55
Cost of maintenance and support	73	468	539	1,161
Cost of professional services, subscription and hosting	209	356	683	815
Research and development	703	838	1,299	1,669
Selling and marketing	1,465	57	2,808	1,092
General and administrative	1,870	1,667	4,206	9,528

Total	$4,325	$3,411	$9,566	$14,320

(3)Purchase accounting adjustment
Revenue	$7,327	$5,028	$11,680	$12,921
Cost of product and licensing	(579)	(1,054)	(799)	(3,040)
Cost of professional services	11	—	(585)	—

Total	$6,759	$3,974	$10,296	$9,881

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

	September 30, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$184,335	$112,334
Marketable Securities	2,628	—
Accounts receivable, net	208,772	130,526
Inventories, net	8,013	6,795
Prepaid expenses and other current assets	17,562	13,666

Total current assets	421,310	263,321

Goodwill	1,317,456	699,333
Other intangible assets, net	391,190	220,040
Land, building and equipment, net	37,618	30,700
Other assets	33,654	21,680

Total assets	$2,201,228	$1,235,074

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and obligations under capital leases	$7,430	$3,953
Accounts payable and accrued expenses	140,181	80,442
Deferred revenue	98,917	93,589
Other short term liabilities	23,395	34,064

Total current liabilities	269,923	212,048

Deferred revenue, net of current portion	10,626	9,800
Long term debt and obligations under capital leases, net of current portion	899,921	349,990
Other long term liabilities	124,925	86,640

Total liabilities	1,305,395	658,478

Stockholders’ equity	895,833	576,596

Total liabilities and stockholders’ equity	$2,201,228	$1,235,074

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